DEAN HELLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4299

(775) 684-5708

Website: secretaryofstate.biz

Entity:
C6818-2002
Document Number:
20050051730-23
Date Filed:
3/8/2005 8:50:44 AM
In the office of
/s/ Dean Heller
Dean Heller
Secretary of State

Certificate of Change Pursuant to NRS 78.209

Important: Read attached instructions before completing form.	ABOVE SPACE FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of Corporation:

INTEGRATED BRAND SOLUTIONS INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Twenty Five Million (25,000,000) shares of common stock with a par value of $0.001.

4.          The number of authorized shares and the par value, if any, of each class or series, if any, of the shares after the change:

Five Hundred Million (500,000,000) shares of common stock with a par value of $0.001.

5.          The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The Corporation shall issue twenty (20) shares of common stock in exchange for every one (1) share of common stock issued and outstanding immediately prior to the effective date of the Forward Stock Split.

6.          The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

N/A

7.	Effective date of filing (optional): ____________________________________________
(must not be later than 90 days after the certificate is filed)
8.	Officer Signature: /s/ Johnny Michel	President
	Signature	Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by the appropriate fees.